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                                  EXHIBIT 21.1
                 LIST OF SUBSIDIARIES OF RATEXCHANGE CORPORATION



                                    State or Other
                                    Jurisdiction
                                         of
                                    Incorporation
                                         or                        Names Under Which
 Subsidiary Name                    Organization             Each Subsidiary Does Business
 ---------------                    ------------             -----------------------------
PolarCap, Inc.                        California                        Same

RateXchange I, Inc.                   Delaware                          Same